Exhibit 23.1

Consent of PricewaterhouseCoopers

Consent of Independent Registered Accountant

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated May 4, 2005, relating to the financial statements, which appear in Rhodia’s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the references to us under heading “Experts” and “Selected Financial Data” in such Registration Statement.

Paris, France

May 11, 2005

PricewaterhouseCoopers

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